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    permitted by Rule 14a-6(e)(2))


                 Advanced Polymer Systems, Inc.
             ---------------------------------------
          (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than
                        the Registrant)

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           [Advanced Polymer Systems, Inc. logo]

                   123 Saginaw Drive
                 Redwood City, CA 94063

                      NEWS RELEASE
                      ------------

Contacts:
LAUREN FELICE                               GORDON SANGSTER
Investor Relations                               Controller
Ruder-Finn                                   (650) 366-2626
(212) 593-6370

        ADVANCED POLYMER SYSTEMS AND ALBERTO-CULVER
                SIGN MARKETING AGREEMENT

       Microsponge(R)-based Vitamin K and Retinol Skin
       Treatments to be Marketed through Another Major
               Partner in Mass Retail Channel

REDWOOD CITY, CA -- May 3, 1999 -- Advanced Polymer Systems, Inc. (Nasdaq: APOS) and The Alberto-Culver Company (NYSE:
ACVA; ACV) today announced that they have entered into an agreement to commercialize two Microsponge(R)-based products under the St. Ives Swiss Formula(R) brand name through the mass retail channel. The products, which have been specially formulated for Alberto-Culver, include the first Microsponge-based Vitamin K formulation for under-eye treatment and a Microsponge-based retinol anti-wrinkle cream. They are expected to be launched during the second half of this year through drugstores, supermarkets and mass merchandisers in the United States and Canada.

"Under terms of the agreement, we will supply Alberto-
Culver with the finished products for marketing by their expert national sales organizations," said John J. Meakem, Jr., chairman, president and chief executive officer of Advanced Polymer. "In conjunction with our commitment to developing a significant market presence for a Microsponge-based Vitamin K formulation, we are very pleased to introduce the first Microsponge-based Vitamin K formulation with Alberto-Culver and its large distribution network.
This agreement represents another significant step forward in Advanced Polymer's plan to establish a strong competitive position in the growing anti-aging skin care market."

"We are very excited about these new Microsponge-based additions to Alberto-Culver's St. Ives Swiss Formula product line," said a spokesperson of Alberto-Culver. "The
Vitamin K under-eye treatment will enable our customers to reduce the appearance of dark circles under the eyes, further increasing the clarity of their skin. The retinol anti-wrinkle cream will enable our customers to reduce the appearance of fine lines, large pores and age spots, thereby giving their skin a young-looking, radiant glow.
We have scheduled an aggressive advertising campaign, with the objective of making these two innovative new skin care products leaders in their field."

The Alberto-Culver Company is a $1.9 billion manufacturer and marketer of personal care and household brands. Its
Alberto VO5 brand of hair care products and St. Ives Swiss
Formula hair and skin care products are marketed both in the U.S. and internationally. The Company also owns Sally
Beauty Supply, the world's largest seller of professional beauty supplies.

Advanced Polymer Systems is a leader in polymer-based delivery systems and related technologies used primarily in ethical and over-the-counter (OTC) pharmaceuticals and personal care products. The company's Microsponge(R) and Polytrap(R) systems, which deliver active ingredients to the skin, now play an integral role in almost 100 personal care products sold worldwide. New products and technologies under development include site-specific systems for delivering oral medications to the lower gastrointestinal tract, and bioerodible microspheres and polymers for oral or implantable drug delivery.

Except for historical information, this news release contains certain forward-looking statements that involve risks and uncertainties, including among others, uncertainty associated with timely approval, launch and acceptance of new products, establishment of new corporate alliances, progress in research and development programs and risks of consummation of the sale of the Company (as to which there is no assurance) and the outcome of the contested election of directors at the Company's 1999
Annual Meeting of Stockholders. Other risks and uncertainties associated with the Company's business and prospects are identified in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to revise these forward-looking statements to reflect events or circumstances occurring in the future.

        CERTAIN INFORMATION CONCERNING PARTICIPANTS

The following individuals, all of whom are directors or executives of Advanced Polymer Systems, Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: John J. Meakem, Jr.
(Chairman of the Board, Chief Executive Officer and
President of the Company); Carl Ehmann, M.D., F.A.C.P.
(Group Director, Global Research and Development, Reckitt &
Colman, plc.); Jorge Heller, Ph.D. (full time Consultant to the Company as its Chief Scientist); Peter Riepenhausen
(Business Consultant); Toby Rosenblatt (President, The Glen
Ellen Company; Vice President; Founders Investments, Ltd.);
Gregory H. Turnbull (Business Consultant, Venture
Capitalist and former Investment Banker); Charles Anthony
Wainwright (Chairman, McKinney & Silver); Dennis Winger
(Senior Vice President and Chief Financial Officer, Perkin-
Elmer); Michael O'Connell (Executive Vice President, Chief
Financial and Administrative Officer); and Gordon Sangster
(Vice President, Controller of the Company).

Mr. Meakem beneficially owns 905,967 shares of Company
Common Stock (including 654,247 shares subject to stock options exercisable within 60 days of April 22, 1999). Dr.
Ehmann beneficially owns 67,686 shares of Company Common
Stock (including 65,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Dr. Heller beneficially owns 100,686 shares of Company Common Stock
(including 90,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Riepenhausen beneficially owns 93,686 shares of Company
Common Stock, directly and in joint tenancy with his wife
(including 85,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Rosenblatt beneficially owns 266,212 shares of Company
Common Stock (including 75,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Turnbull beneficially owns 75,686 shares of Company Common
Stock (including 75,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Wainwright beneficially owns 24,186 shares of Company
Common Stock (including 22,500 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Winger beneficially owns 75,686 shares of Company Common
Stock (including 75,000 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
O'Connell beneficially owns 371,526 shares of Company
Common Stock (including 346,249 shares subject to stock options exercisable within 60 days of April 22, 1999). Mr.
Sangster beneficially owns 88,661 shares of Company Common
Stock (including 88,334 shares subject to stock options exercisable within 60 days of April 22, 1999).

Under the Company's 1992 Stock Option Plan, each nonemployee director receives an automatic grant of an option to acquire 10,000 shares of Company Common Stock and a one-time automatic grant to acquire 25,000 shares when first elected as a director. In addition, nonemployee directors receive $12,000 per year, payable in quarterly installments, one-half in cash and one-half in unregistered
Company Common Stock valued at the closing price of the Company's Common Stock on the last trading day of each quarter. Nonemployee directors also receive $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended on a date other than the date of regularly schedule Board Meetings.

Mr. Meakem is a party to an employment agreement (as amended) with the Company which automatically renews each year unless terminated in accordance with the agreement by either the Company or Mr. Meakem. The employment agreement provides for, among other things, certain payments if (i) the Company terminates Mr. Meakem's employment within a specified period of a change of control of the Company or
(ii) Mr. Meakem elects to terminate his employment following a change in control of the Company if his position with the Company is reduced in terms of responsibility or indicia of status.

Dr. Ehmann, Mr. Riepenhausen and Mr. Wainwright provide consulting services to the Company, for which they received
$3,000, $7,500 and $4,500, respectively, in 1998.  Dr.
Heller acts as a full time Consultant to the Company for which he received $160,000 in 1998.